UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2016
 ____________________________________
Washington Federal, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________________

Washington	001-34654	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
425 Pike Street, Seattle, Washington 98101
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c)     Today, July 26, 2016, Washington Federal, Inc. (the “Company”), parent company of Washington Federal, N.A. (the “Bank”), announced that Chief Banking Officer Brent J. Beardall has been awarded the additional title of President for both the Company and the Bank. The change to Mr. Beardall’s title to President and Chief Banking Officer does not have any impact on any of his compensatory arrangements with the Company.

Mr. Beardall joined Washington Federal from Deloitte & Touche in 2001 as Controller and was promoted to Chief Financial Officer in 2003. A Certified Public Accountant, he held that position until 2014, when he moved to the Chief Banking Officer role to broaden his executive experience. As Chief Banking Officer, Mr. Beardall is responsible for all client-facing activities of the Company. He has been a member of the Executive Management Committee for the past thirteen years. Mr. Beardall holds an undergraduate degree and a masters degree in Accounting from Brigham Young University, and in 2014, he completed the Stanford University Executive Program.

Roy M. Whitehead will remain Chairman and Chief Executive Officer for both the Company and the Bank.

Item 7.01	Regulation FD Disclosure
A copy of the press release issued by the Company announcing Mr. Beardall’s additional appointment as President is furnished as Exhibit 99.1 to this Report. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) The following exhibits are being furnished herewith:
99.1 Press release dated July 26, 2016

Date: July 26, 2016	WASHINGTON FEDERAL, INC.

	By:	/s/ ROY M. WHITEHEAD
Roy M. Whitehead
Chairman and Chief Executive Officer